SECURITIES EXCHANGE AGREEMENT

This SECURITIES EXCHANGE AGREEMENT (“Agreement”) dated as of October 28, 2005, is by and between AMERICAN SECURITY RESOURCES CORPORATION, a Nevada corporation (“American Security Resources”), eGo DESIGN, INC., an Oregon corporation (“eGo”), and Edward L. Davis, Benjamin F. Schafer and James Twedt, all of whom are the only shareholders of eGo (the “Shareholders”.)

W I T N E S S E T H:

WHEREAS, as of September 30, 2005, there were 100,000 issued and outstanding shares of the common stock, no par value of eGo Designs, Inc. (the “eGo Stock”), all of which are owned by the Shareholders;

WHEREAS, as of September 30, 2005, there were 42,811,266 issued and outstanding shares of the common stock, par value $0.001 of American Security Resources Corporation common stock (the “American Security Resources Stock”);

WHEREAS, American Security Resources proposes to acquire one hundred percent (100%) of the issued and outstanding shares of eGo on a fully diluted basis at the time of Closing along with an exclusive right to market and license eGo’s fuel cell technology (“Exclusive Fuel Cell License”) for the exchange of twelve Million (12,000,000) restricted shares of Common Stock of American Security Resources Corporation. Said shares shall represent not less than twenty six percent (26%) of the issued and outstanding shares of American Security Resources Corporation on the Date of Closing. At the Date of Closing, the bid price for American Security shares shall be a minimum of $0.05 per share; and

WHEREAS, the Board of Directors of American Security Resources and eGo and the Shareholders have duly approved the terms and conditions of this Agreement;

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants, agreements, representations and warranties contained herein, the parties hereto agree as follows:

ARTICLE 1
EXCHANGE PRICE

1.1	Exchange At the Closing (defined below) to be held in accordance with the provisions of Article 3 below and subject to the terms and agreements set forth herein, eGo hereby exchanges with American Security Resources and American Security Resources hereby exchanges with eGo one hundred percent (100%) of the issued and outstanding shares of eGo on a fully diluted basis at the time of Closing (the “eGo shares”). The exchange price for the eGo shares shall be Twelve Million (12,000,000) shares of the Common Stock of American Security Resources Corporation. eGo will provide to American Security Resources the name, address, and tax identification number of the person(s) or entities to whom it desires to have the American Security Resources Stock issued.

.

ARTICLE 3
CLOSING

3.1	Closing. The consummation of the purchase (the “Closing”) shall occur at a mutually agreed location in Tualatin, Oregon, as soon as practicable after the mutual agreement of American Security Resources, eGo and the Shareholders that all conditions described in Articles 6 and 7 have been satisfied or waived by the applicable party and after American Security Resources has had reasonable time to review and verify eGo’s responses to American Security Resources’ Due Diligence Request. All costs and expenses associated with consummation of the transactions contemplated by this Agreement incurred by American Security Resources shall be the sole responsibility of American Security Resources, while all expenses incurred by the Shareholders and eGo shall be the sole responsibility of eGo.

3.2 Deliveries by American Security Resources. American Security Resources shall deliver, or cause to be delivered to the Shareholders at Closing six million (6,000,000) shares of Common Stock of American Security Resources Corporation, and an additional 6,000,000 shares within 5 business days.

3.3 Deliveries by eGo Designs, Inc. eGo Designs, Inc. shall deliver, or cause to be delivered to American Security Resources Corporation at Closing one hundred percent (100%) of the issued and outstanding common stock of eGo.

3.4 Appointment of a member of the Board of Directors. American Security Resources shall appoint Ed Davis to be a member of its board of Directors.

ARTICLE 4
REPRESENTATIONS OF eGO DESIGNS, INC.

eGo hereby represents and warrants to American Security Resources as follows (it being acknowledged that American Security Resources is entering into this Agreement in material reliance upon each of the following representations and warranties, and that the truth and accuracy of each, as evidenced by the execution of this Agreement by a duly authorized officer of eGo, constitutes a condition precedent to the obligations of American Security Resources hereunder).

4.1 Existence and Good Standing. eGo is a corporation duly organized, validly existing and in good standing under the laws of the State of Oregon. eGo has no subsidiaries. eGo has the power to own or lease its respective properties and assets and to carry on its businesses as now being conducted. eGo is duly qualified to do business and is in good standing in the State of Oregon, which is the only jurisdiction in which the character or location of the properties owned or leased by eGo or the nature of the business conducted by eGo makes such qualification necessary.

4.2 Capitalization. eGo currently has outstanding 100,000 shares of common stock and no shares of preferred stock. All such outstanding shares have been duly authorized and validly issued and are fully paid and nonassessable. There are no outstanding options, warrants, rights, calls, commitments, conversion rights, rights of exchange, plans or other agreements, commitments or arrangements of any character providing for the purchase, subscription, issuance or sale of any shares of capital stock of eGo, other than the acquisition of the eGo shares as contemplated by this Agreement.

4.3 Ownership of Stock. eGo shall transfer one hundred percent (100%) of its issued and outstanding common stock of eGo on a fully diluted basis at the time of Closing to American Security Resources free and clear of all preemptive or similar rights, liens, encumbrances, restrictions and claims of every kind and the delivery to American Security Resources of the eGo Stock pursuant to the provisions of this Agreement will transfer to American Security Resources valid title thereto, free and clear of all liens, encumbrances, restrictions and claims of every kind. The eGo Stock to be exchanged herein has been duly authorized and validly issued and is fully paid and non-assessable.

4.4 Authority to Execute and Perform Agreement; No Breach. eGo has the full legal right and power and all authority and approval required to enter into, execute and deliver this Agreement, and to sell, assign, transfer and convey the eGo Stock and to perform fully their respective obligations hereunder. This Agreement has been duly executed and delivered by officers of eGo and, assuming due execution and delivery by, and enforceability against, American Security Resources, constitutes the valid and binding obligation of eGo enforceable in accordance with its terms, subject to the qualifications that enforcement of the rights and remedies created hereby is subject to (i) bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors, and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law). No approval or consent of, or filing with, any governmental or regulatory body, and no approval or consent of, or filing with, any other person is required to be obtained by the Shareholders or in connection with the execution and delivery by the Shareholders of this Agreement and consummation and performance by them of the transactions contemplated hereby.

The execution, delivery and performance of this Agreement (including but not limited to the employment agreement incorporated by reference pursuant to Section 6 hereto) by the Shareholders and the consummation of the transactions contemplated hereby in accordance with the terms and conditions hereof, the Shareholders will not:

(a)
violate, conflict with, or result in the breach of any of the terms of, or constitute (or with notice or lapse of time or both would constitute) a default under, any contract, lease, agreement or other instrument or obligation to which a Shareholder is a party or by or to which any of the properties and assets of the Shareholder may be bound or subject;

(b)
violate any order, judgment, injunction, award or decree of any court, arbitrator, governmental or regulatory body, by which a Shareholder or the securities, assets, properties or business of any of him is bound; or

(c)	violate any statute, law or regulation to which Shareholders are subject.

4.5 Securities Matters. eGo hereby represents, warrants and covenants to American Security Resources, as follows:

(a)
It has been advised that the American Security Resources Stock has not been registered under the Securities Act of 1933, as amended (the “Securities Act”,) or any state securities act in reliance on exemptions therefrom.

(b)
The American Security Resources Stock is being acquired solely for the account of eGo’s assignee, for investment, and is not being acquired with a view to or for the resale, distribution, subdivision or fractionalization thereof. The assignee has no present plans to enter into any such contract, undertaking, agreement or arrangement and the assignee further understands that the American Security Resources Stock may only be resold pursuant to a registration statement under the Securities Act or pursuant to some other available exemption.

(c)
eGo acknowledges, in connection with the exchange of the American Security Resources Stock, that no representation has been made by representatives of American Security Resources regarding its business, assets or prospects other than that set forth herein and that it is relying upon the information set forth in the filings made by American Security Resources pursuant to Section 13 of the Securities Exchange Act of 1934, as amended and such other representations and warranties as set forth in this Agreement.

(d)	They agree that the certificate or certificates representing the American Security Resources Stock will be inscribed with substantially the following legend:

“The securities represented by this certificate have not been registered under the Securities Act of 1933. The securities have been acquired for investment and may not be sold, transferred or assigned in the absence of an effective registration statement for these securities under the Securities Act of 1933 or an opinion of the Company’s counsel that registration is not required under said Act.”

4.6 Financial Statements and No Material Changes. Annexed hereto as Schedule 4.6(a) are the unaudited balance sheets, income statements and statements of cash flows of eGo as of October 28, 2005 (the “eGo Financial Statements”).

The eGo Financial Statements were carefully prepared from the books and records of eGo, present fairly the financial position, assets and liabilities of eGo and the results of its operations, for the respective periods indicated and reflect all necessary accruals, all in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis. The eGo Financial Statements contain all adjustments (consisting of only normal recurring accruals) required to be made by GAAP, subject to normal year-end adjustments.

Except as disclosed in Schedule 4.6(b), since September 30, 2005 there has been (a) no material adverse change in the assets or liabilities, or in the business or condition, financial or otherwise, or in the results of operations or prospects, of eGo and (b) no material adverse change in the assets or liabilities, or in the business or condition, financial or otherwise, or in the results of operations or prospects, of eGo and to the best knowledge, information and belief of eGo, no fact or condition exists or is contemplated or threatened which might cause such a change in the future.

4.7 Books and Records. The minute books of eGo, all the contents of which have been previously made available to American Security Resources and their representatives, contain accurate records of all meetings of, and action taken by (including action taken by written consent) the Shareholder and the Board of Directors of eGo. Except as set forth on Schedule 4.7 attached hereto, eGo does not have any of its respective records, systems, controls, data or information recorded, stored, maintained, operated or otherwise wholly or partly dependent upon or held by any means (including any electronic, mechanical or photographic process, whether computerized or not) which (including all means of access thereto and therefrom) are not under the exclusive ownership and direct control of eGo.

4.8 Title to Properties; Encumbrances.

(a)
Except as set forth on Schedule 4.8 attached hereto, eGo has good, valid and marketable title to (a) all of its properties and assets (real and personal, tangible and intangible), including, without limitation, all of the properties and assets reflected in the balance sheet included as part of the eGo Financial Statements, except as indicated in the Schedules hereto; and (b) all of the properties and assets purchased by eGo since September 30, 2005 all of which purchases as of a date not more than two days prior to the date of this Agreement, have been set forth on Schedule 4.8 attached hereto; in each case subject to no encumbrance, lien, charge or other restriction of any kind or character.

(b)
The rights, properties and other assets presently owned, leased or licensed, by eGo reflected on the balance sheet included in the eGo Financial Statements or acquired since September 30, 2005 include all rights, properties and other assets necessary to permit eGo to conduct its business in the same manner as its business has heretofore been conducted. All such properties and assets owned or leased by eGo are in satisfactory condition and repair, other than ordinary wear and tear.

4.9 Leases. Schedule 4.9 attached hereto, contains an accurate and complete list and description of the terms of all leases to which eGo is a party (as lessee or lessor). Each lease listed on Schedule 4.6 (or required to be set forth on Schedule 4.6) is in full force and effect; all rents and additional rents due to date on each such lease have been paid; in each case, the lessee has been in peaceable possession since the commencement of the original term of such lease and is not in default thereunder and no waiver, indulgence or postponement of the lessee’s obligations thereunder has been granted by the lessor; and there exists no event of default or event, occurrence, condition or act (including the consummation of the transactions contemplated hereby) which, with the giving of notice, the lapse of time or the happening of any further event or condition, would become a default under such lease. eGo has not violated any of the terms or conditions under any such lease in any material respect, and, to the best knowledge, information and belief of eGo, all of the covenants to be performed by any other party under any such lease have been fully performed. The property leased by eGo is in a state of good maintenance and repair and is adequate and suitable for the purposes for which it is presently being used.

4.10 Material Contracts. Except as set forth on Schedule 4.10 attached hereto, eGo is not bound by:

(a)
any agreement, contract or commitment relating to the employment of any person by eGo, or any bonus, deferred compensation, pension, profit sharing, employee option, employee stock purchase, retirement or other employee benefit plan;

(b)	any agreement, indenture or other instrument which contains restrictions with respect to payment of dividends or any other distribution in respect of its shares;

(c)
any loan or advance to, or investment in, any individual, partnership, joint venture, corporation, trust, unincorporated organization, government or other entity (each a “Person”) or any agreement, contract or commitment relating to the making of any such loan, advance or investment;

(d)
any guarantee or other contingent liability in respect of any indebtedness or obligation of any Person (other than the endorsement of negotiable instruments for collection in the ordinary course of business);

(e)	any management service, consulting or any other similar type contract;

(f)	any agreement, contract or commitment limiting the freedom of eGo to engage in any line of business or to compete with any Person;

(g)	any agreement, contract or commitment not entered into in the ordinary course of business which involves $250,000 or more and is not cancelable without penalty or premium within 30 days; or

(h)	any agreement, contract or commitment which might reasonably be expected to have a potential adverse impact on the business or operations of eGo; or

(i)
any agreement, contract or commitment not reflected in the eGo Financial Statement under which eGo is obligated to make cash payments of, or deliver products or render services with a value greater than $100,000 individually or $300,000 in the aggregate, or receive cash payments of, or receive products or services with a value greater than $100,000 individually or $300,000 in the aggregate, and any other agreement, contract or commitment which is material to the conduct of the business of eGo.

Each contract or agreement set forth on Schedule 4.10 is in full force and effect and there exists no default or event of default or event, occurrence, condition or act (including the consummation of the transactions contemplated hereby) which, with the giving of notice, the lapse of time or the happening of any other event or condition, would become a default or event of default thereunder. eGo has not violated any of the terms or conditions of any contract or agreement set forth on Schedule 4.10 in any material respect, and, to the best knowledge, information and belief of eGo, all of the covenants to be performed by any other party thereto have been fully performed. Except as set forth on Schedule 4.10, the consummation of the transactions contemplated hereby does not constitute an event of default (or an event, which with notice or the lapse of time or both would constitute a default) under any such contract or agreement.

4.11 Restrictive Documents. Except as set forth on Schedule 4.11 attached hereto, neither eGo nor the Shareholders are subject to, or a party to, any charter, by-law, mortgage, lien, lease, license, permit, agreement, contract, instrument, law, rule, ordinance, regulation, order, judgment or decree, or any other restriction of any kind or character, which could materially adversely affect the business practices, operations or condition of eGo or any of its assets or property (“eGo’s Property”,) or which would prevent consummation of the transactions contemplated by this Agreement, compliance by the Shareholder with the terms, conditions and provisions hereof or the continued operation of “eGo’s Business” after the date hereof or the Closing on substantially the same basis as heretofore operated or which would restrict the ability of eGo to conduct business in any area.

4.12 Litigation. Except as set forth on Schedule 4.12 attached hereto, there is no action, suit, proceeding at law or in equity, arbitration or administrative or other proceeding by or before (or to the best knowledge, information and belief of eGo any investigation by) any governmental or other instrumentality or agency, pending, or, to the best knowledge, information and belief of eGo, threatened, against or affecting eGo, or any of their respective properties or rights. There are no outstanding orders, judgments, injunctions, awards or decrees of any court, governmental or regulatory body or arbitration tribunal by which eGo, or any officer, director or employee of eGo, or the securities, assets, properties or business of any of them is bound.

4.13 Taxes. Except as set forth on Schedule 4.13, eGo has filed or caused to be filed, within the times and within the manner prescribed by law, all federal, state, local and foreign tax returns and tax reports which are required to be filed by, or with respect to eGo. Such returns and reports reflect accurately all liability for taxes of eGo for the periods covered thereby. Except as set forth on Schedule 4.10, all federal, state, local and foreign income, profits, franchise, employment, sales, use, occupancy, excise and other taxes and assessments, stock and transfer taxes (including interest and penalties) payable by, or due from eGo, have been fully paid and fully provided for in the books and eGo Financial Statements. No examination of any tax return of eGo is currently in progress. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any tax return of eGo. Schedule 4.13 attached hereto lists all tax sharing contracts, agreements or arrangements to which eGo is a party and all such contracts, agreements and arrangements have been terminated prior to the Closing with no liability or obligation to eGo.

4.14 Liabilities. Except as set forth on Schedule 4.14, eGo has no outstanding claims, liabilities or indebtedness, contingent or otherwise, which are not properly reflected in the eGo Financial Statements in a manner consistently with past practice, other than liabilities incurred subsequent to September 30, 2005, in the ordinary course of business not exceeding $25,000 individually or $50,000 in the aggregate. Neither is eGo in default in respect of the terms or conditions of any indebtedness, except where such default would not have a material adverse effect on the business assets or prospects of eGo.

4.15 Insurance. eGo maintains no insurance policies with respect to its business, properties or employees.

4.16 Compliance with Laws. To the knowledge of eGo, the Shareholders, its officers, directors or employees, there are no violations by eGo, its officers, directors or employees of any applicable order, judgment, injunction, award or decree, related to, arising out of or affecting eGo’s Business or properties, the violation of which would have a material adverse effect on the business assets or prospects of eGo. To the knowledge of eGo, the Shareholders, its officers, and directors, eGo is not in violation of any federal, state, local or foreign law, ordinance, regulation or any other requirement of any governmental or regulatory body, court or arbitrator (including, without limitation, laws relating to the environment and OSHA and the Americans with Disabilities Act.)

4.17 Employment Relations. eGo is in compliance with all federal, state or other applicable laws, domestic or foreign, respecting employment and employment practices, terms and conditions of employment and wages and hours, and has not and is not engaged in any unfair labor practice.

4.18 No Changes Since the September 30, 2005 Balance Sheet Date. Except as disclosed in Schedule 4.18, since the September 30, 2005, Balance Sheet, eGo has not on a consolidated basis:

(a)
incurred any liability or obligation of any nature (whether accrued, absolute, contingent or otherwise,) except liabilities and obligations in the ordinary course of business and consistent with past practice, resulting in an increase for the liabilities shown on the September 30, 2005 Balance Sheet of more than $50,000 in the aggregate;

(b)	permitted any of its material assets to be subjected to any mortgage, pledge, lien, security interest, encumbrance, restriction or charge of any kind;

(c)	sold, transferred or otherwise disposed of any material assets except inventory sold in the ordinary course of business and consistent with past practice;

(d)	made any single capital expenditure or commitment therefor, in excess of $25,000 or made aggregate capital expenditures and commitments therefor in excess of $50,000;

(e)
declared or paid any dividend or made any distribution on any shares, or redeemed, purchased or otherwise acquired any shares or any option, warrant or other right to purchase or acquire any such shares;

(f)	made any bonus or profit sharing distribution or payment of any kind;

(g)	increased its indebtedness for borrowed money, or made any loan to any Person;

(h)
written off as uncollectible any notes or accounts receivable, except immaterial write-downs or write-offs in the ordinary course of business and consistent with past practice which do not exceed $100,000 in the aggregate charged to applicable reserves, and none of which individually or in the aggregate is material to eGo on a consolidated basis;

(i)	granted any increase in the rate of wages, salaries, bonuses or other remuneration or benefits of any executive employee or other employees or consultants;

(j)	canceled or waived any claims or rights of substantial value;

(k)	made any change in any method of accounting or auditing practice;

(l)	otherwise conducted its business or entered into any transaction, except in the usual and ordinary manner and in the ordinary course of business and consistent with past practices;

(m)
paid, discharged or satisfied any claims, liabilities or obligations (absolute, accrued, contingent or otherwise) other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities and obligations reflected and reserved against in eGo’s September 30, 2005 Balance Sheet or incurred in the ordinary course of business and consistent with past practice since the September 30, 2005 Balance Sheet;

(n)
paid, loaned or advanced any amount to, or sold, transferred or leased any properties or assets (real, personal or mixed, tangible or intangible to, or entered into any agreement or arrangement of any kind with any of its officers, directors or shareholders or any affiliate or associate of its officers, directors or shareholders, except compensation to officers at rates not exceeding the rate of compensation in effect as of the September 30, 2005, Balance Sheet Date;

(o)	suffered any material adverse changes in its working capital, financial condition, assets, liabilities (absolute, accrued, contingent or otherwise,) reserves, business operations or prospects; or

(p)	agreed, whether or not in writing, to do any of the foregoing.

4.19 Disclosure. To the best of eGo’s knowledge and belief, neither this Agreement, nor the eGo Financial Statements referred to in Section 4.6 hereof, any Schedule, exhibit or certificate attached hereto or delivered in accordance with the terms hereof or any document or statement in writing which has been supplied by or on behalf of the Shareholder or by or on behalf of any of eGo’s directors or officers in connection with the transactions contemplated by this Agreement contain any untrue statement of a material fact, or omits any statement of a material fact necessary in order to make the statements contained herein or therein not misleading. There is no fact known to the eGo which could materially and adversely affect the business, prospects or financial condition of eGo or its respective properties or assets, which has not been set forth in this Agreement, the eGo Financial Statements referred to in Section ----4.6 hereof (including the footnotes thereto,) any Schedule, exhibit or certificate attached hereto or delivered in accordance with the terms hereof or any document or statement in writing which has been supplied by or on behalf of the Shareholder or by or on behalf of any of eGo’s directors or officers in connection with the transactions contemplated by this Agreement.

4.20 Broker’s or Finder’s Fees. Except as set forth on Schedule 4.20 attached hereto, no agent, broker, person or firm acting on behalf of the Shareholders or eGo is, or will be, entitled to any commission or broker’s or finder’s fees from any of the parties hereto, or from any Person controlling, controlled by or under common control with any of the parties hereto, in connection with any of the transactions contemplated by this Agreement. Any Broker’s of Finder’s Fees incurred for the transaction contemplated by this Agreement, will be the sole responsibility of eGo and a table of any such commissions due by eGo are included in Schedule 4.20.

4.21 Copies of Documents. The Shareholders have caused to be made available for inspection and copying by American Security Resources and its advisers, true, complete and correct copies of all documents referred to in this Article 4 or in any Schedule attached hereto.

ARTICLE 5
REPRESENTATIONS OF AMERICAN SECURITY RESOURCES

American Security Resources hereby represents and warrants to eGo and the Shareholders as follows (it being acknowledged that eGo and the Shareholders are entering into this Agreement in material reliance upon each of the following representations and warranties, and that the truth and accuracy of each, as evidenced by the execution of this Agreement by a duly authorized officer of American Security Resources, constitutes a condition precedent to the obligations of eGo and the Shareholders hereunder.)

5.1 Existence and Good Standing. American Security Resources is a corporation duly organized, validly existing and in good standing under the laws of Nevada. American Security Resources has the power to own or lease its properties and assets and to carry on its business as now being conducted. American Security Resources is not qualified to do business in any foreign jurisdiction.

5.2 Capitalization.  American Security Resources currently has outstanding 42,811,266 shares of common stock and no shares of preferred stock. All such outstanding shares have been duly authorized and validly issued and are fully paid and nonassessable.

5.3 Approval of the Agreement. The Board of Directors of American Security Resources has authorized the execution and delivery of this Agreement and has approved the transactions contemplated hereby. The approval of the shareholders of American Security Resources shall not be required to approve, authorize, or enter into the Agreement or the transaction contemplated hereby.

5.4 Validity of American Security Resources Stock. The shares of American Security Resources Stock when issued pursuant to paragraph 1.1 above, shall have been duly authorized and validly issued and fully paid and nonassessable.

ARTICLE 6
CONDITIONS TO AMERICAN SECURITY RESOURCES’ OBLIGATIONS

The acquisition of the eGo Shares by American Security Resources at the Closing is conditioned upon satisfaction, on or prior to such date, of the following conditions:

6.1 Good Standing and Other Certificates. eGo shall deliver to American Security Resources, a Secretary’s certificate, which shall be attached hereto as Exhibit 6.1, with the following attached as exhibits:

(a)	copies of certificates of incorporation, all amendments thereto, in each case certified by the Secretary of State or other appropriate official of its jurisdiction of incorporation or organization;

(b)
a certificate from the Secretary of State or other appropriate official of their respective jurisdictions of incorporation to the effect that eGo is in good standing or subsisting in such jurisdiction and listing all charter documents including all amendments thereto, on file;

(c)	a copy of the bylaws of eGo, certified by its Secretary as being true and correct and in effect on the Closing.

(d)
a resolution of eGo’s Board of Directors approving the transactions contemplated hereby and authorizing the President and Secretary of each entity to execute this Agreement and all documents necessary to consummate the sale of the Shares.

6.2 Officer Certificate. eGo shall deliver a certificate of its President, attached hereto as Exhibit 6.2, stating the following:

(a)	Certain Agreements. Except as listed on Schedule 4.10, there are no management or consulting agreements with any third parties to provide services to eGo.

(b)
No Material Adverse Change. Prior to Closing, there shall be no material adverse change in the assets or liabilities, the business or condition, financial or otherwise, the results of operations, or prospects of eGo, whether as a result of any legislative or regulatory change, revocation of any license or rights to do business, fire, explosion, accident, casualty, labor trouble, flood, drought, riot, storm, condemnation or act of God or other public force or otherwise.

(c)
Truth of Representations and Warranties. The representations and warranties of eGo contained in this Agreement or in any Schedule attached hereto shall be true and correct on and as of the Closing with the same effect as though such representations and warranties had been made on and as of such date.

(d)	Performance of Agreements. All of the agreements of eGo to be performed on or before the Closing pursuant to the terms hereof shall have been duly performed.

(e)
No Litigation Threatened. No action or proceedings shall have been instituted or threatened before a court or other government body or by any public authority to restrain or prohibit any of the transactions contemplated hereby.

6.3 Patents and/or Patent Applications are in Good Standing. eGo shall deliver to American Security Resources, an Attorney’s opinion that all Patents and/or Patents Applications enumerated in the Exclusive Fuel Cell License are owned by eGo and that all said Patents are in good standing with all governmental entities that oversee US patents, which shall be attached hereto as Exhibit 6.3, with the following attached as exhibits:

(a)	copies of all Patents, all amendments thereto, in each case certified by the US Patent Office or other appropriate governmental entity; and

(b)
a resolution of eGo’s Board of Directors approving the transactions contemplated hereby and authorizing the President and Secretary of each entity to execute this Agreement and all documents necessary to consummate the sale of the Exclusive Fuel Cell License.

6.4 Governmental Approvals. All governmental and other consents and approvals, if any, necessary to permit the consummation of the transactions contemplated by this Agreement shall have been received.

6.5 Proceedings. All proceedings to be taken in connection with the transactions contemplated by this Agreement and all documents incident thereto shall be satisfactory in form and substance to American Security Resources and their counsel, and American Security Resources shall have received copies of all such documents and other evidences as they or their counsel may reasonably request in order to establish the consummation of such transactions and the taking of all proceedings in connection therewith.

6.6 Unaudited Financial Statements. eGo’s unaudited balance sheets, income statements and statements of cash flows of eGo as of September 30, 2005 shall have been completed and delivered before Closing.

6.7 Employment Agreements. At some point in the future, American Security Resources and eGo may enter into employment agreements with Shareholders---. Further, American Security Resources has the right to purchase, at its own expense, keyman insurance on the Shareholders, where the name of the insured is a Shareholder and the beneficiary is American Security Resources. The Shareholders will cooperate to their fullest ability to obtain said keyman insurance at the request of American Security Resources.

ARTICLE 7
CONDITIONS TO THE OBLIGATIONS OF
THE SHAREHOLDERS AND EGO

The obligations of the Shareholders and eGo at Closing Date are conditioned upon satisfaction, on or prior to such date, of the following conditions:

7.1 Secretary’s Certificate. American Security Resources shall have delivered to eGo, a Secretary’s certificate, attached hereto as Exhibit 7.1, with the following attached as exhibits:

(a)	copies of the Articles of Incorporation, including all amendments thereto, of American Security Resources;

(b)	copies of resolutions of the Board of Directors of American Security Resources approving this Agreement; and

(c)
certificates from the Secretary of State of the State of Nevada to the effect that American Security Resources is in good standing in such State and listing all charter documents, including all amendments thereto, of American Security Resources on file.

7.2 Truth of Representations and Warranties. The representations and warranties of American Security Resources contained in this Agreement shall be true and correct on and as of the Closing with the same effect as though such representations and warranties had been made on and as of such date, and American Security Resources shall have delivered to eGo a certificate, dated as of the Closing, to such effect.

ARTICLE 8
SURVIVAL OF REPRESENTATIONS

8.1 Survival of Covenants and Agreements. The respective representations, warranties, covenants and agreements of eGo and American Security Resources contained in this Agreement, or any Schedule attached hereto or any agreement or document delivered pursuant to this Agreement shall survive for a period of twelve months from the consummation of the transactions contemplated hereby; provided, however, that the representations, warranties and agreements made with regard to taxes and ERISA matters shall survive until the applicable statutes of limitations have expired; and provided further, however, that with respect to any covenant, term or provision to be performed hereunder or in any of the Schedules hereto or any documents or agreements delivered hereunder, the right of indemnification under this Article 8 shall survive until such covenant, term or provision has been fully paid, performed or discharged.

ARTICLE 9
MISCELLANEOUS

9.1 Knowledge of eGo and American Security Resources. Where any representation or warranty contained in this Agreement is expressly qualified by reference to the knowledge, information and belief of the Shareholders, eGo or American Security Resources, as the case may be, confirm that they have made due and diligent inquiry as to the matters that are the subject of such representations and warranties.

9.2 Expenses. Except as otherwise provided for herein, the parties hereto shall pay all of their own expenses relating to the transactions contemplated by this Agreement, including, without limitation, the fees and expenses of their respective counsel and financial advisers.

9.3 Governing Law. The interpretation and construction of this Agreement, and all matters relating hereto, shall be governed by the laws of the State of Texas applicable to agreements executed and to be performed solely within such State without regard to conflicts of laws.

9.4 Jurisdiction. Any judicial proceeding brought against any of the parties to this Agreement on any dispute arising out of this Agreement or any matter related hereto may be brought in the courts of the State of Texas, or in the Federal Courts for the Southern District of Texas, and, by execution and delivery of this Agreement, each of the parties to this Agreement accepts the exclusive jurisdiction of such courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement. The prevailing party or parties in any such litigation shall be entitled to receive from the losing party or parties all costs and expenses, including reasonable counsel fees, incurred by the prevailing party or parties.

9.5 Captions. The Article and Section captions are used herein for reference purposes only, and shall not in any way affect the meaning or interpretation of this Agreement.

9.6 Publicity. Except as otherwise required by law, none of the parties hereto shall issue any press release or make any other public statement, in each case relating to, connected with or arising out of this Agreement or the matters contained herein, without obtaining the prior approval of American Security Resources and eGo to the contents and the manner of presentation and publication thereof. The parties hereto agree that the execution of this Agreement requires the release of information to the financial press concerning this acquisition and accordingly agree to promptly issue a press release mutually acceptable to eGo and American Security Resources and to file a Form 8-K report with the Securities and Exchange Commission containing this agreement and all exhibits and schedules hereto.

9.7 Notices. Any notice or other communication required or permitted hereunder shall be deemed sufficiently given when delivered in person, one business day after delivery to a reputable overnight carrier, four business days if delivered by registered or certified mail, postage prepaid or when sent by telecopy with a copy following by hand or overnight carrier or mailed, certified or registered mail, postage prepaid, addressed as follows:

If to eGo:

eGO Design, Inc.
18861 S.W. Martinazzi, Suite 203j
Tualatin, Oregon 97062
Attn: James Twedt

If to American Security Resources:

American Security Resources
9601 Katy Freeway, Suite 220
Houston, Texas 77024
Attn: Joe E. Grace, Chairman

With a copy to:

Victor L. McCall, Esquire
The McCall Law Firm
420 E. Lamar Blvd., Suite 100
Arlington, Texas 76011

9.8 Parties in Interest. This Agreement may not be transferred, assigned, pledged or hypothecated by any party hereto, other than by operation of law. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns.

9.9 Counterparts. This Agreement may be executed in two or more counterparts, all of which taken together shall constitute one instrument.

9.10 Entire Agreement. This Agreement, including the Schedules hereto and the other documents referred to herein which form a part hereof, contain the entire understanding of the parties hereto with respect to the subject matter contained herein and therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

9.11 Amendments. This Agreement may not be changed orally, but only by an agreement in writing signed by American Security Resources, the Shareholders and eGo.

9.12 Severability. In case any provision in this Agreement shall be held invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof will not in any way be affected or impaired thereby.

9.13 Third Party Beneficiaries. Each party hereto intends that this Agreement shall not benefit or create any right or cause of action in or on behalf of any Person other than the parties hereof.

9.14	Cooperation After Closing. From and after Closing, each of the parties hereto shall execute such documents and other papers and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby.

IN WITNESS WHEREOF, American Security Resources Corporation and eGo Designs, Inc. have executed this Agreement, all as of the day and year first above written.

AMERICAN SECURITY RESOURCES CORPORATION

By: /s/ Frank R Neukomm
Frank R Neukomm, CFO, Director and Secretary

eGo DESIGN, INC.
By: /s/ Ed Davis
Ed Davis, Shareholder

By: /s/ Ben Schafer
Benjamin F. Schafer, Shareholder

By: /s/ Jim Twedt
James Twedt, Shareholder

SECURITIES PURCHASE AGREEMENT
DATED OCTOBER 28, 2005
BY AND BETWEEN
AMERICAN SECURITY RESOURCES CORPORATION,
AND eGO DESIGNS, INC.

SCHEDULES & EXHIBITS

eGo Schedules

4.6(a) Financial Statements dated October 28, 2005
4.6(b) Material Adverse Changes since September 30, 2005
4.7   Books and Records
4.8  Title to Properties
4.9  Leases
4.10 Material Contracts
4.11 Restrictive Documents
4.12 Litigation
4.13 Taxes
4.14 Liabilities
4.18 Changes Since the December 31, 2004 Balance Sheet
4.18(f) Schedule of Bonuses
4.20   Broker's/Finder's Fees
Exhibits

6.1 Secretary’s Certificate of eGo
6.2 President’s Certificate of eGo
6.3 Attorney’s Opinion Letter stating eGo’s Patents are owned by eGo and are in Good Standing
7.1 Secretary’s Certificate of American Security Resources
7.2 President’s Certificate of American Security Resources